                                                                     EXHIBIT 4.6


                          PLATINUM technology, inc.,

                                    ISSUER,

                                      AND

             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                                  AS TRUSTEE,

                                   INDENTURE

                         Dated as of December 15, 1997


                              Up to $172,500,000


                 6.25% Convertible Subordinated Notes due 2002

                             CROSS-REFERENCE TABLE


  TIA                                             INDENTURE
SECTION                                           SECTION
-------                                           ---------
310 (a) (1)...................................... 7.10
    (a) (2)...................................... 7.10
    (a) (3)...................................... N.A.
    (a) (4)...................................... N.A.
    (a) (5)...................................... 7.10
    (b).......................................... 7.8; 7.10; 13.2
    (c).......................................... N.A.
311 (a).......................................... 7.11
    (b).......................................... 7.11
    (c).......................................... N.A.
312 (a).......................................... 2.5
    (b).......................................... 13.3
    (c).......................................... 13.3
313 (a).......................................... 7.6
    (b) (1)...................................... N.A.
    (b) (2)...................................... 7.6
    (c).......................................... 7.6; 13.2
    (d).......................................... 7.6
314 (a).......................................... 4.7; 13.2
    (b).......................................... N.A.
    (c) (1)...................................... 2.2; 7.2; 13.4
    (c) (2)...................................... 7.2; 13.4
    (c) (33)..................................... N.A.
    (d).......................................... N.A.
    (e).......................................... 13.5
    (f).......................................... N.A.
315 (a).......................................... 7.1(b)
    (b).......................................... 7.5; 13.2
    (c).......................................... 7.1(a)
    (d).......................................... 6.11; 7.1(b); 7.1(c); 7.2(c)
    (e).......................................... 6.13
316 (a) (last sentence).......................... 2.9
    (a) (1) (A).................................. 6.11
    (a) (1) (B).................................. 6.12
    (a) (2)...................................... N.A.
    (b).......................................... 6.12; 6.7
317 (a) (1)...................................... 6.3
    (a) (2)...................................... 6.4
    (b).......................................... 2.4
318 (a).......................................... 13.1

------------
N.A. Means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE................... 1

   Section 1.1    Definitions........................................... 1
   Section 1.2    Incorporation By Reference of TIA..................... 9
   Section 1.3    Rules of Construction.................................10

ARTICLE 2  THE SECURITIES...............................................11

   Section 2.1    Form and Dating.......................................11
   Section 2.2    Execution and Authentication..........................11
   Section 2.3    Registrar, Paying Agent And Depositary................12
   Section 2.4    Paying Agent To Hold Assets In Trust..................12
   Section 2.5    Security Holder Lists.................................13
   Section 2.6    Transfer and Exchange; Restrictions on Transfer.......13
   Section 2.7    Replacement Securities................................19
   Section 2.8    Outstanding Securities................................20
   Section 2.9    Treasury Securities...................................20
   Section 2.10   Temporary Securities..................................21
   Section 2.11   Cancellation..........................................21
   Section 2.12   Defaulted Interest....................................21

ARTICLE 3  REDEMPTION...................................................22

   Section 3.1    Right of Redemption...................................22
   Section 3.2    Notices To Trustee....................................23
   Section 3.3    Selection of Securities To Be Redeemed................23
   Section 3.4    Notice of Redemption..................................23
   Section 3.5    Effect of Notice of Redemption........................24
   Section 3.6    Deposit of Redemption Price...........................25
   Section 3.7    Securities Redeemed in Part...........................25
   Section 3.8    Conversion Arrangement on Call for Redemption ........25

ARTICLE 4  COVENANTS....................................................26

   Section 4.1    Payment Of Securities.................................26
   Section 4.2    Maintenance Of Office Or Agency.......................27
   Section 4.3    Corporate Existence...................................27
   Section 4.4    Payment Of Taxes And Other Claims.....................27
   Section 4.5    Maintenance Of Properties And Insurance...............28
   Section 4.6    Compliance Certificate; Notice Of Default.............28
   Section 4.7    Reports...............................................29
   Section 4.8    Limitation On Status As Investment Company............29
   Section 4.9    Waiver Of Stay, Extension Or Usury Laws...............29
   Section 4.10   Additional Amounts....................................29
   Section 4.11   Delivery of Certain Information.......................30

                               TABLE OF CONTENTS
                                 (continued)

                                                                            Page
                                                                            ----
ARTICLE 5  SUCCESSOR CORPORATION..............................................30

  Section 5.1    Limitation On Merger, Sale Or Consolidation..................30
  Section 5.2    Successor Corporation Substituted............................31

ARTICLE 6  EVENTS OF DEFAULT AND REMEDIES.....................................31

  Section 6.1    Events Of Default............................................31
  Section 6.2    Acceleration Of Maturity Date; Rescission And Annulment......33
  Section 6.3    Collection Of Indebtedness And Suits For Enforcement By
                 Trustee......................................................34
  Section 6.4    Trustee May File Proofs Of Claim.............................35
  Section 6.5    Trustee May Enforce Claims Without Possession Of Securities..36
  Section 6.6    Priorities...................................................36
  Section 6.7    Limitation On Suits..........................................36
  Section 6.8    Unconditional Right Of Holders To Receive Principal,
                 Premium And Interest.........................................37
  Section 6.9    Rights And Remedies Cumulative...............................37
  Section 6.10   Delay Or Omission Not Waiver.................................37
  Section 6.11   Control By Holders...........................................38
  Section 6.12   Waiver Of Past Default.......................................38
  Section 6.13   Undertaking For Costs........................................38
  Section 6.14   Restoration Of Rights And Remedies...........................39

ARTICLE 7 TRUSTEE.............................................................39

  Section 7.1    Duties Of Trustee............................................39
  Section 7.2    Rights Of Trustee............................................40
  Section 7.3    Individual Rights Of Trustee.................................41
  Section 7.4    Trustee's Disclaimer.........................................41
  Section 7.5    Notice Of Default............................................41
  Section 7.6    Reports By Trustee To Holders................................42
  Section 7.7    Compensation And Indemnity...................................42
  Section 7.8    Replacement Of Trustee.......................................43
  Section 7.9    Successor Trustee By Merger, Etc.............................44
  Section 7.10   Eligibility; Disqualification................................44
  Section 7.11   Preferential Collection Of Claims Against Company............44

ARTICLE 8  SATISFACTION AND DISCHARGE.........................................44

  Section 8.1    Satisfaction And Discharge Of Indenture......................44
  Section 8.2    Payment To The Company.......................................45

ARTICLE 9  AMENDMENTS, SUPPLEMENTS AND WAIVERS................................45

  Section 9.1    Supplemental Indentures Without Consent of Holders...........45

                                     -ii-

                               TABLE OF CONTENTS
                                 (continued)

                                                                            Page
                                                                            ----
  Section 9.2    Amendments, Supplemental Indentures And Waivers With
                 Consent Of Holders...........................................46
  Section 9.3    Compliance With TIA..........................................47
  Section 9.4    Revocation And Effect Of Consents............................47
  Section 9.5    Notation On Or Exchange Of Securities........................48
  Section 9.6    Trustee To Sign Amendments, Etc..............................48


ARTICLE 10  RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL..............48

  Section 10.1   Repurchase Of Securities At Option Of The Holder Upon A
                 Change Of Control............................................48

ARTICLE 11  SUBORDINATION.....................................................51

  Section 11.1   Securities Subordinated To Senior Indebtedness...............51
  Section 11.2   No Payment On Securities In Certain Circumstances............51
  Section 11.3   Securities Subordinated To Prior Payment Of All Senior
                 Indebtedness On Dissolution, Liquidation Or Reorganization...52
  Section 11.4   Security Holders To Be Subrogated To Rights Of Holders
                 Of Senior Indebtedness.......................................53
  Section 11.5   Obligations Of The Company Unconditional.....................54
  Section 11.6   Trustee Entitled To Assume Payments Not Prohibited In
                 Absence of Notice............................................54
  Section 11.7   Application By Trustee Of Assets Deposited With It...........55
  Section 11.8   Subordination Rights Not Impaired By Acts Or Omissions
                 Of The Company Or Holders Of Senior Indebtedness.............55
  Section 11.9   Security Holders Authorize Trustee To Effectuate
                 Subordination Of Securities..................................55
  Section 11.10  Right Of Trustee To Hold Senior Indebtedness.................56
  Section 11.11  Article 11 Not To Prevent Events Of Default..................56
  Section 11.12  No Fiduciary Duty Of Trustee To Holders Of Senior
                 Indebtedness.................................................56

ARTICLE 12  CONVERSION OF SECURITIES..........................................56

  Section 12.1   Conversion Privilege.........................................56
  Section 12.2   Exercise Of Conversion Privilege.............................57
  Section 12.3   Fractional Interests.........................................58
  Section 12.4   Conversion Price.............................................58
  Section 12.5   Adjustment Of Conversion Price...............................59
  Section 12.6   Continuation Of Conversion Privilege In Case
                 Of Reclassification, Change,
                 Merger, Consolidation Or Sale Of Assets......................64
  Section 12.7   Notice Of Certain Events.....................................65
  Section 12.8   Taxes On Conversion..........................................66
  Section 12.9   Company To Provide Stock.....................................66
  Section 12.10  Disclaimer Of Responsibility For Certain Matters.............67

                               TABLE OF CONTENTS
                                  (continued)

                                                                                       Page
                                                                                       ----
   Section 12.11   Return Of Funds Deposited For Redemption Of Converted Securities...  67

ARTICLE 13  MISCELLANEOUS.............................................................  67

   Section 13.1    TIA Controls.......................................................  67
   Section 13.2    Notices............................................................  68
   Section 13.3    Communications By Holders With Other Holders.......................  68
   Section 13.4    Certificate And Opinion As To Conditions Precedent.................  69
   Section 13.5    Statements Required In Certificate Or Opinion......................  69
   Section 13.6    Rules By Trustee, Paying Agent, Registrar..........................  69
   Section 13.7    Legal Holidays.....................................................  69
   Section 13.8    Governing Law......................................................  70
   Section 13.9    No Adverse Interpretation Of Other Agreements......................  70
   Section 13.10   No Recourse Against Others.........................................  70
   Section 13.11   Successors.........................................................  71
   Section 13.12   Duplicate Originals................................................  71
   Section 13.13   Severability.......................................................  71
   Section 13.14   Table Of Contents, Headings, Etc...................................  71
   Section 13.15   Qualification Of Indenture.........................................  71

Exhibit A   Form of Security


     INDENTURE, dated as of December 15, 1997 between PLATINUM technology, inc., a Delaware corporation (the "Company"), and American National Bank and Trust Company of Chicago, a national banking association organized under the laws of the United States of America, as trustee (The "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 6.25% Convertible Subordinated Notes due 2002:


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1  Definitions.
             -----------

     "Acceleration Notice" shall have the meaning specified in Section 6.2.

     "Additional Amounts" shall have the meaning specified in Paragraph 6 in the form of Security attached hereto as Exhibit A.

     "Additional Interest" shall have the meaning specified in the Registration Rights Agreement.

     "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligations" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interest, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" occurs upon the occurrence of any of the following events: (i) upon any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" other than the Company is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the voting power in the aggregate normally entitled to vote in the election of directors of the Company, (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or (iv) the pro rata distribution by the Company to its stockholders of substantially all of its assets.

     For purposes of this definition, (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

     "Change of Control Notice" shall have the meaning specified in Section 10.1

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Company's common stock, par value $.001 per share, or as such stock may be reconstituted from time to time.

     "Company" means PLATINUM technology, inc. until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

     "Conversion Price" shall have the meaning specified in Section 12.4.

     "Conversion Shares" shall have the meaning specified in Section 12.1.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Date of Conversion" shall have the meaning specified in Section 12.2.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.

     "Depositary" means the sole holder of the Global Security, as specified in
Section 2.3 until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

     "Distribution Date" shall have the meaning specified in Section 12.5.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Euroclear" means the Euroclear System.

     "Event of Default" shall have the meaning specified in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Expiration Time" shall have the meaning specified in Section 12.5.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Issue Date.

     "Global Security" means a Security held by the Depositary for the benefit of beneficial owners, and which contains the paragraph referred to in footnote 1 and the schedule referred to in footnote 2 of the form of Security attached hereto as Exhibit A.

     "Holder" or "Security Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than ninety (90) days past their original due date, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause
(d), whether or not between or among the same parties.

     "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Purchasers" means Deutsche Morgan Grenfell Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap And Hedging Obligations" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payment made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Junior Security" of any Person means any Qualified Capital Stock and any Indebtedness of such Person that is subordinated in right of payment to the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

     "Last Sale Price" shall have the meaning specified in Section 12.3.

     "Legal Holiday" shall have the meaning specified in Section 13.7.

     "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Non-Electing Share" shall have the meaning specified in Section 12.6.

     "Non-U.S. Holder" means any Holder other than a U.S. Holder.

     "Notice of Default" shall have the meaning specified in Section 6.1(3).

     "Offer" shall have the meaning specified in Section 12.5(e).

     "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

     "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 13.4 and 13.5.

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Payment Blockage Period" shall have the meaning specified in Section 11.2(b).

     "Payment Default" shall have the meaning specified in Section 11.2(a).

     "Payment Notice" shall have the meaning specified in Section 11.2(b).

     "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

     "Principal Amount" shall have the meaning specified in Section 2.6(b).

     "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" means that certain Purchase Agreement, dated December 11, 1997, by and between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Purchased Shares" shall have the meaning specified in Section 12.5(e).

     "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Paragraph 5 or Paragraph 7, as the case may be, of the form of Security attached hereto as Exhibit A and
Article 3 of this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 or Paragraph 7, as the case may be, in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest (including any Additional Amounts and Additional Interest), if any, to the Redemption Date.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 15, 1997, between the Company and the Initial Purchasers, as such agreement may be amended from time to time.

     "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Regulation S Global Security" shall have the meaning specified in Section 2.6(b).

     "Repurchase Date" shall have the meaning specified in Section 10.1(a).

     "Repurchase Offer" shall have the meaning specified in Section 10.1(a).

     "Repurchase Price" shall have the meaning specified in Section 10.1(a).

     "Repurchase Put Date" shall have the meaning specified in Section 10.1(b).

     "Restricted Security" shall have the meaning specified in Section 2.6(d).

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A Global Security" shall have the meaning specified in Section 2.6(b).

     "Rule 144A Information" shall have the meaning specified in Section 4.11.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means, collectively, the unsecured 6.25% Convertible Subordinated Notes due 2002 issued by the Company under this Indenture, as supplemented from time to time in accordance with the terms hereof, limited in aggregate principal amount to $150,000,000 ($172,500,000 if the Initial Purchasers' over-allotment option is exercised in full).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the Global Security, or any successor entity thereto.

     "Senior Indebtedness" means any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Securities or to other Indebtedness which is pari passu with, or subordinated to, the Securities; provided, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness to trade creditors, (c) any liability for taxes owed or owing by the Company or (d) any Indebtedness of the Company with respect to the Company's 6 3/4% Convertible Subordinated Notes Due 2001 (the "6 3/4% Notes").

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the date of this Indenture.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means December 15, 2002.

     "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation or partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

     "Tax Affected Security" means any Security in respect of which, as a result of any Tax Law Change, the Company has or will become obligated to pay Additional Amounts.

     "Taxing Jurisdiction" shall have the meaning specified in Paragraph 6 of the form of Security attached hereto as Exhibit A.

     "Tax Law Change" means any change in, or amendment to, the laws, regulations, treaties or rulings prevailing in the United States or any political subdivision or taxing authority thereof or therein, which change or amendment becomes effective on or after the date hereof or any application or judicial, legislative or administrative interpretation of such laws, regulations, treaties or rulings.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market.

     "Trustee" means American National Bank and Trust Company of Chicago, as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

     "U.S. Holder" means the beneficial holder of a Security or Common Stock that for United States federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, partnership or other entity formed under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) in general, a trust subject to the primary supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701(a)(30) of the Code and (v) any other person whose income or gain with respect to a Security or gain with respect to a Security or Common Stock is effectively connected with the conduct of a United States trade or business.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

Section 1.2  Incorporation By Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "Indenture Securities" means the Securities.

     "Indenture Security Holder" means a Holder or a Security Holder.

     "Indenture To Be Qualified" means this Indenture.

     "Indenture Trustee" or "Institutional Trustee" means the Trustee.

     "Obligor" on the Securities means the Company and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3  Rules of Construction.
             ---------------------

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) references to Sections or Articles means reference to such Sections or Articles in this Indenture, unless stated otherwise.

                                   ARTICLE 2

                                 THE SECURITIES

Section 2.1  Form and Dating.
             ---------------

     The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or market rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2  Execution and Authentication.
             ----------------------------

     Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture. Notwithstanding anything herein to the contrary, if any Security shall have been authenticated and delivered hereunder but never issued or sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $172,500,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $172,500,000 except as provided in
Section 2.7; provided, that Securities in excess of $150,000,000 shall not be issued other than upon exercise of the over-allotment option granted by the Company to the Initial Purchasers as provided in the Purchase Agreement, or pursuant to Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

     Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.3  Registrar, Paying Agent And Depositary.
             --------------------------------------

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles 3, 8 and 10 and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Trustee, at its office located at 14 Wall Street, New York, New York 10005 is initially designated as Registrar and Paying Agent.

     The Company shall enter into an appropriate written agency agreement with any Agent, other than the Trustee, which is not an Affiliate, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints the DTC to act as Depositary with respect to the Global Securities.

Section 2.4  Paying Agent To Hold Assets In Trust.
             ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such assets have been distributed to it by the Company or any other obligor on the

Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

Section 2.5  Security Holder Lists.
             ----------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

Section 2.6  Transfer and Exchange; Restrictions on Transfer.
             -----------------------------------------------

     (a) (i)    To permit registrations of transfers and exchanges, the
Company shall execute and the Trustee shall authenticate definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer taxes, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5, or 10.1 (final paragraph)).

         (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any definitive Security being redeemed in part, or (b) in the event that the Trustee has been notified of an offer to repurchase Securities pursuant to Article 10 hereof or of a redemption of Securities pursuant to Article 3 hereof, any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

     (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such

Global Security shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

     Securities that upon initial issuance are beneficially owned by QIBs will be represented by a Global Security (the "Rule 144A Global Security") and Securities that upon initial issuance are beneficially owned by Non-U.S. Persons will be represented by another Global Security (the "Regulation S Global Security"). Transfers of interests in the Securities between the Rule 144A Global Security and the Regulation S Global Security will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Securities as set forth on the face of the Security ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Securities.

     (c) So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, and upon receipt of the definitive Security or Securities being so transferred, together with a certification, substantially in the form on the reverse of the Security, from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Rule 144A Global Security or the Regulation S Global Security, as the case may be, to reflect an increase in the aggregate Principal Amount of the Securities represented by such Global Security, the Trustee shall cancel such definitive Security or Securities in accordance with the standing instructions and procedures of the Depositary, the aggregate Principal Amount of Securities represented by such Global Security to be increased accordingly; provided that no definitive Security, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Security until such definitive Security is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall issue Securities in definitive form upon any transfer of a beneficial interest in the Global Security to the Company or any Affiliate of the Company.

     Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Securities Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on The Portal Market or as may be required for the Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of Euroclear, Cedel or any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

     (d) Every Security that bears or is required under this Section 2.6(d) to bear the legend set forth in this Section 2.6(d) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.6(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set fort in this Section 2.6(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company; and the Holder of each such Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.6(d) and 2.6(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.6(e), if applicable) shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO PLATINUM TECHNOLOGY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM

     REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
     (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) OR 2(E) ABOVE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any Security (or Successor Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this
Section 2.6, be exchanged for a new Security or Securities of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.6(d).

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.6(b) and in this
Section 2.6(d)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Global Securities. Initially, the Rule 144A Global Security and the Regulation S Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Securities Custodian for Cede & Co.

     If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, the Company may appoint a successor Depositary with respect to such Global Security. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in aggregate principal amount equal to the Principal Amount of such Global Security, in exchange for such Global Security.

     If a Security in certificated form is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such certificated Security, but will be payable on such Interest Payment Date, subject to the provisions of Section 2.12, only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

     Securities in certificated form issued in exchange for all or a part of a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

     At such time as all interests in a Global Security have been redeemed, repurchased, converted, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form thereof, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Securities in certificated form, redeemed, converted, repurchased or canceled, exchanged for Securities in certificated form or transferred to a transferee who receives Securities in certificated form therefor or any Security in certificated form is exchanged or transferred for part of a Global Security, the principal amount of such Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Common Stock transfer agent:

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO PLATINUM TECHNOLOGY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
     (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES; (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO

     CLAUSE 1(E) ABOVE), IT WILL FURNISH TO HARRIS TRUST AND SAVINGS BANK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST SUBMIT THIS CERTIFICATE TO HARRIS TRUST AND SAVINGS BANK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) OR 1(E) ABOVE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.6.

     (f) Any Security or Common Stock issued upon the conversion or exchange of a Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

Section 2.7  Replacement Securities.
             ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security. In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

     Every replacement Security is an additional obligation of the Company.

     The provisions of this Section 2.7 are exclusive and, to the extent lawful, preclude other rights and remedies with respect to replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8   Outstanding Securities.
              ----------------------

     Securities outstanding at any time are all of the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.



     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article 11 hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9  Treasury Securities.
             -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the

Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

Section 2.10  Temporary Securities.
              --------------------

     Until the Securities are ready for delivery in their definitive form, the Company may prepare and the Trustee shall authenticate, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Securities in their definitive form in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Securities in their definitive form authenticated and delivered hereunder.

Section 2.11  Cancellation.
              ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment, conversion or cancellation. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver a cancellation certificate to the Company. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

Section 2.12  Defaulted Interest.
              ------------------

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name the Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company at its election as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such

     Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address shown upon the registry books of the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities may be listed, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                   ARTICLE 3

                                  REDEMPTION

Section 3.1  Right of Redemption.
             -------------------

          Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with the provisions of Paragraphs 5 and 7 of the form of Securities attached as Exhibit A and this Article 3. Subject to Paragraph 7 of the form of Securities attached as Exhibit A, the Company will not have the right to redeem any Securities prior to December 15, 2000. At any time on or after December 15, 2000, upon not less than 30 nor more than 60 days notice to each Holder of Securities, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 therein under the caption "Redemption", in each case including accrued and unpaid interest (including any Additional Amounts or Additional Interest) to the Redemption Date.

Section 3.2  Notices To Trustee.
             ------------------

          If the Company elects to redeem Securities pursuant to the form of Securities attached as Exhibit A, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to the form of Securities attached as Exhibit A by crediting against any such redemption Securities in its possession, which it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice provided for in this Section 3.2 to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.3  Selection of Securities To Be Redeemed.
             --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to the form of Securities attached hereto as Exhibit A, the Trustee shall promptly redeem the Securities to be redeemed on a pro rata basis, in such manner as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If any Security selected for partial redemption is thereafter converted in part before termination of the conversion right as provided by Section 12.1 hereof, the portion of the Security so converted shall be deemed to have been a part of the portion selected for redemption such that only the excess, if any, of the amount selected for partial redemption over the amount so converted, shall be redeemed.

Section 3.4  Notice of Redemption.
             --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day prior to the Redemption Date;

          (2) the Redemption Price, including the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

          (3)  the name, address and telephone number of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or
     (b) such redemption is prohibited pursuant to Article 11 hereof or otherwise, interest on the Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and that upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (8)  the CUSIP number of the Securities to be redeemed;

          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions in the form of Securities attached as Exhibit A; and

          (10) in the case of a redemption pursuant to Paragraph 7 of the form of Securities attached as Exhibit A, a form of written certification of each beneficial owner of a Security as to such beneficial owner's entitlement to Additional Amounts.

Section 3.5  Effect of Notice of Redemption.
             ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (including any Additional Amounts or Additional Interest), if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest, if any, to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.6  Deposit of Redemption Price.
             ---------------------------

     On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph and the other provisions of this Article 3 and payment of the Securities called for redemption is not prohibited under Article 11 or otherwise, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

Section 3.7  Securities Redeemed in Part.
             ---------------------------

     Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.8  Conversion Arrangement on Call for Redemption.
             ---------------------------------------------

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price, together with interest accrued to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended though such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE 4

                                   COVENANTS

Section 4.1  Payment Of Securities.
             ---------------------

     The Company shall pay the principal of and interest (including Additional Amounts, if any, or Additional Interest, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (including Additional Amounts, if any, or Additional Interest, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest (including Additional Amounts, if any, or Additional Interest, if any) at the rate specified in the Securities, compounded semi-annually, to the extent lawful.


Section 4.2  Maintenance Of Office Or Agency.
             -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The office of the Trustee located at 14 Wall Street, New York, New York 10005 is initially designated as such office.

Section 4.3  Corporate Existence.
             -------------------

          Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if the Company shall determine (a) that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.4  Payment Of Taxes And Other Claims.
             ---------------------------------

          Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 4.5   Maintenance Of Properties And Insurance.
              ---------------------------------------

          The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the judgment of the Company, (a) desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall, in the reasonable, good faith opinion of the Company, be customary, and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

Section 4.6   Compliance Certificate; Notice Of Default.
              -----------------------------------------

      (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this

Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

Section 4.7  Reports.
             -------

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 30 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

Section 4.8  Limitation On Status As Investment Company.
             ------------------------------------------

          Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

Section 4.9  Waiver Of Stay, Extension Or Usury Laws.
             ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10   Additional Amounts.
               ------------------

          The Company will pay to the Holder of any Security Additional Amounts as provided in the form of Security. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          At least 10 days prior to June 15, 1998, or an earlier Redemption Date or Repurchase Date (and at least 10 days prior to each date of payment of principal, premium, if any, or interest after June 15, 1998, or such earlier Redemption Date or Repurchase Date), the Company shall furnish the Trustee, the office or agency of the Trustee in the Borough of Manhattan and the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, if other than the Trustee or an agent thereof, with an Officers' Certificate instructing the Trustee and such Paying Agent whether or not such payment of principal of, premium, if any, or interest on the Securities shall be made to the Holders of Securities subject to withholding or deduction. If any withholding or deduction shall be required, such Officers' Certificate shall specify the amount required to be withheld or deducted with respect to such payments to such Holders of Securities and the Company will pay to the Trustee or the applicable Paying Agent the Additional Amounts, if any, required to be paid as set forth in the first sentence of this Section 4.10. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section. In the absence of any such Officers' Certificates with respect to withholding, the Trustee can conclusively rely on the fact that there is no such withholding.

Section 4.11   Delivery of Certain Information.
               -------------------------------

          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such a Security (or any predecessor Security) was last acquired from the Company or
(ii) the date such a Security (or any predecessor Security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                                      -30

                                    ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.1   Limitation On Merger, Sale Or Consolidation.
              -------------------------------------------

      (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest (including Additional Amounts, if any, or Additional Interest, if any) on all of the Securities and all of the obligations of the Company in connection with the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied; and (iv) the resulting, surviving or transferee entity, unless it is a Subsidiary, immediately thereafter has a consolidated net worth not less than that of the Company immediately prior thereto.

      (b) For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.2  Successor Corporation Substituted.
             ---------------------------------

          Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made (the "Successor Corporation"), shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction); provided, however, that if the Successor Corporation is a Subsidiary, the consolidated net worth of which is less than that of the Company immediately prior to such merger, consolidation, sale, lease, conveyance or transfer, the Company shall not be released from such obligations but shall remain jointly and severally liable therefor with the Successor Corporation.


                                   ARTICLE 6

                        EVENTS OF DEFAULT AND REMEDIES

Section 6.1  Events Of Default.
             -----------------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure to pay any installment of interest (including Additional Amounts, if any, or Additional Interest, if any) on the Securities as and when the same becomes due and payable, and the continuance of such default for a period of 30 days, whether or not such payment is prohibited by
     Article 11;

          (2) failure to perform any conversion of the Securities required under this Indenture and the continuance of such default for a period of 30 days;

          (3) failure to pay all or any part of the principal of, or premium, if any on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, default in the payment of the Repurchase Price on the Repurchase Date in accordance with Article 10, whether or not such payment is prohibited by Article 11;

          (4) failure by the Company to observe or perform any covenant, agreement or warranty contained in the Securities or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (5) a default under Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount, individually or in the aggregate, in excess of $25,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (6) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 75 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 75 days;

          (7) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          Notwithstanding the 60-day period and notice requirement contained in
Section 6.1(4) above, with respect to a default under Article 10 the 60-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control Notice is required to be sent in the event that the Company has not complied with the provisions of Section 10.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Repurchase Date.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall, within 90 days after the occurrence of such default, give to the Holders notice of such default.

Section 6.2    Acceleration Of Maturity Date; Rescission And Annulment.
               -------------------------------------------------------

          If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) relating to the Company) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) relating to the Company occurs, all principal and accrued interest (including Additional Amounts, if any, or accrued Additional Interest, if any) thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

               (i) all overdue interest (including Additional Amounts, if any, or accrued Additional Interest, if any) on all Securities,

               (ii) the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

               (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (including Additional Amounts, if any, or accrued Additional Interest, if any) on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

     Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless such affected Holder agrees, in writing, to waive any subsequent Default or Event or Default or impair any right consequent thereon.

Section 6.3  Collection Of Indebtedness And Suits For Enforcement By Trustee.
             ---------------------------------------------------------------

     The Company covenants that if an Event of Default in payment of principal, premium or interest (including any Additional Amounts and Additional Interest) specified in clause (1) or (3) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest (including any Additional Amounts and Additional Interest) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest (including any Additional Amounts and Additional Interest), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust in favor of the Holders, may institute a judicial proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4   Trustee May File Proofs Of Claim.
              --------------------------------

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Amounts and Additional Interest) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contain shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5  Trustee May Enforce Claims Without Possession Of Securities.
             -----------------------------------------------------------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of reasonable compensation to, and reasonable expenses, disbursement and advances of, the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6  Priorities.
             ----------

          Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
            Section 7.7;

            SECOND: To the holders of the Senior Indebtedness of the Company to the extent provided in Article 11;

            THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (including any Additional Amounts and Additional Interest) on, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (including any Additional Amounts and Additional Interest), respectively; and

            FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

Section 6.7  Limitation On Suits.
             -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders may have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8  Unconditional Right Of Holders To Receive Principal, Premium And
             ----------------------------------------------------------------
Interest.
--------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 6.9  Rights And Remedies Cumulative.
             ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section   6.10  Delay Or Omission Not Waiver.
                ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article 6, or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section   6.11  Control By Holders.
                ------------------

          The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section   6.12  Waiver Of Past Default.
                ----------------------

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past Default hereunder and its consequences, except a Default

               (A) in the payment of the principal of, premium, if any, or interest (including any Additional Amounts) on, any Security not yet cured as specified in clauses (1) and (3) of Section 6.1, or

               (B) in respect of a covenant or provision hereof which, under
          Article 9, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising from such a Default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arresting therefrom.

Section 6.13  Undertaking For Costs.
              ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any) or interest on, any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

Section 6.14  Restoration Of Rights And Remedies.
              ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1  Duties Of Trustee.
             -----------------

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of a Default or an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

     (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust need not be segregated from other assets except to the extent required by law.

Section   7.2  Rights Of Trustee.
               -----------------

          Subject to Section 7.1:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate on or Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) or 6.1(3), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section   7.3  Individual Rights Of Trustee.
               ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective affiliates with the same rights it would have it if were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and 7.11.

Section   7.4  Trustee's Disclaimer.
               --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section   7.5  Notice Of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Security Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), or interest (including any Additional Amounts or Additional Interest) on, any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Security Holders.

Section   7.6  Reports By Trustee To Holders.
               -----------------------------

          Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Security Holder a brief report dated as of such November 15 that complies with the TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange, market or automatic quotation system.

          A copy of each report at the time of its mailing to Security Holders shall be mailed to the Company and filed, if required, with the SEC and each stock exchange or market, if any, on which the Securities are listed.

Section   7.7  Compensation And Indemnity.
               --------------------------

          The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company agrees to indemnify each of the Trustee (in its capacity as Trustee) and its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this Indenture and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity under this Section 7.7. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and in the opinion of the Trustee there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, and premium, if any, or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article 8 of this Indenture and any rejection or termination of this Indenture, including without limitation any rejection or termination under any Bankruptcy Law.

Section   7.8  Replacement Of Trustee
               ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if

               (a)  the Trustee fails to comply with Section 7.10;

               (b)  the Trustee is adjudged bankrupt or insolvent;

               (c)  a receiver, Custodian or other public
          officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding

Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after such delivery and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Security Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section   7.9  Successor Trustee By Merger, Etc.
               ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section   7.10  Eligibility; Disqualification.
                -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section   7.11  Preferential Collection Of Claims Against Company.
                -------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 8

                          SATISFACTION AND DISCHARGE

Section 8.1  Satisfaction And Discharge Of Indenture.
             ---------------------------------------

          The Company may terminate its obligations under this Indenture (subject to the provisions of this Article 8) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article 2 hereof) and the following conditions shall be satisfied:

          (1) The Company has paid all sums payable under the Indenture; and

          (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

Section 8.2  Payment To The Company.
             ----------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.


                                   ARTICLE 9

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1  Supplemental Indentures Without Consent Of Holders.
             --------------------------------------------------

          Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (1) does not adversely affect the interests of any Holder in any respect;

     (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause (2) does not adversely affect the rights of any Holder;

     (3)  to provide for collateral for, or guarantors of, the Securities;

     (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article 5;

     (5)  to comply with the TIA; or

     (6) to qualify the Securities for listing for trading on the Luxembourg Stock Exchange.

Section   9.2  Amendments, Supplemental Indentures And Waivers With Consent Of
               ---------------------------------------------------------------
Holders.
-------

          Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts in a manner adverse to the Holders, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment or the conversion of any Security on or after the due date thereof (including, in the case of redemption, on or after the Redemption
     Date), or reduce the Repurchase Price, or alter the Repurchase Offer or redemption provisions in a manner adverse to the Holders;

     (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

     (3)  adversely affect the right of such Holder to convert Securities; or

     (4) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article 9, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

Section 9.3  Compliance With TIA.
             -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect; provided that this
Section 9.3 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.

Section 9.4  Revocation And Effect Of Consents.
             ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective pursuant to this Section 9.4, it shall bind every Security Holder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.5  Notation On Or Exchange Of Securities.
             -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.6  Trustee To Sign Amendments, Etc.
             --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

                                    ARTICLE

             RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

Section 10.1  Repurchase Of Securities At Option Of The Holder Upon A Change Of
              -----------------------------------------------------------------
              Control.
              -------

     (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts or Additional Interest) to the Repurchase Date.

     (b) In the event of a Change of Control, the Company shall be required to commence an irrevocable and unconditional offer to purchase Securities (a "Repurchase Offer"), and the Company shall follow the procedures set forth in this Section 10.1 as follows:

          (1) the Repurchase Offer shall commence within 30 Business Days following a Change of Control;

          (2) the Repurchase Offer shall remain open for 15 Business Days following its commencement, except to the extent that a longer period is required by applicable law, but in any case not more than 45 Business Days following the Change of Control (the "Repurchase Offer Period");

          (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

          (4) if the Repurchase Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Security Holders who tender Securities pursuant to the Repurchase Offer;

          (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

          (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice (a "Change of Control Notice") to each of the

Security Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

               (i) that the Repurchase Offer is being made pursuant to such Change of Control Notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

               (ii) the Repurchase Price (including the amount of accrued and unpaid interest, if any), the Repurchase Date and the Repurchase Put Date;

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if any;

               (vi) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause
          (b) or such payment is prevented pursuant to Article 11, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the Change of Control Notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and
          (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

               (vii) a brief description of the events resulting in such Change of Control.

          Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest (including any Additional Amounts and Additional Interest), if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest (including any Additional Amounts and Additional Interest), if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

                                  ARTICLE 11

                                 SUBORDINATION

Section 11.1  Securities Subordinated To Senior Indebtedness.
              ----------------------------------------------

          The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of, premium, if any, and interest (including any Additional Amounts or Additional Interest) on the Securities and
(b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Article 10) is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

          Payments by the Company on the Securities are not senior or superior in right of payments by the Company on the 6 3/4% Notes.

          This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 11.2  No Payment On Securities In Certain Circumstances.
              -------------------------------------------------

     (a) No payment may be made by the Company on account of the principal of, premium, if any, or interest (including any Additional Amounts or Additional Interest) on, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of an aggregate of at least $5,000,000 principal amount outstanding of such Designated Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest (including any Additional Amounts or Additional Interest) on, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

     (c) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 11.2, then such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

Section 11.3   Securities Subordinated To Prior Payment Of All Senior
               ------------------------------------------------------
               Indebtedness On Dissolution, Liquidation Or Reorganization.
               ----------------------------------------------------------

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

     (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest (including any Additional Amounts or Additional Interest) on, the Securities (other than payment in Junior Securities);

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payment in Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representatives ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest (including any Additional Amounts or Additional Interest) on the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder, and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 11.4   Security Holders To Be Subrogated To Rights Of Holders Of Senior
               ----------------------------------------------------------------
               Indebtedness.
               ------------

     Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this
Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under, or in respect of, such Senior Indebtedness in full.

Section 11.5   Obligations Of The Company Unconditional.
               ----------------------------------------

     Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of each such Person, which obligation is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 11. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

Section 11.6  Trustee Entitled To Assume Payments Not Prohibited In Absence of
              ----------------------------------------------------------------
              Notice.
              ------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.7  Application By Trustee Of Assets Deposited With It.
              --------------------------------------------------

          Any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.8  Subordination Rights Not Impaired By Acts Or Omissions Of The
              -------------------------------------------------------------
              Company Or Holders Of Senior Indebtedness.
              -----------------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders.

Section 11.9  Security Holders Authorize Trustee To Effectuate Subordination Of
              -----------------------------------------------------------------
              Securities.
              ----------

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Security Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Security Holder in any such proceeding.

Section 11.10  Right Of Trustee To Hold Senior Indebtedness.
               --------------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this
Article 11 in respect of any Senior Indebtedness to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11  Article 11 Not To Prevent Events Of Default
               -------------------------------------------

          The failure to make a payment on account of principal of, premium, if any, or interest on, the Securities by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way preventing the Holders from exercising any right hereunder, other than the right to receive payment on the Securities.

Section 11.12  No Fiduciary Duty Of Trustee To Holders Of Senior Indebtedness.
               --------------------------------------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representatives.

                                    ARTICLE 12

                            CONVERSION OF SECURITIES

Section 12.1  Conversion Privilege.
              --------------------

          Subject to and upon compliance with the provisions of this Article 12, at the option of the Holder thereof, any Security may at any time be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities (the "Conversion Shares"), at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on, the Stated Maturity, or unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no Default is made in making due provision for the payment of the Redemption Price or Repurchase Price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after the close of business on, the Business Day prior to the Redemption Date or Repurchase Date, as applicable for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

Section 12.2  Exercise Of Conversion Privilege.
              --------------------------------

          In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting an integral multiple of a $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business of any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion. The Holder of any Security at the close of business on a Record Date will be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Record Date. Holders will receive the interest payment due on December 15, 2000 whether or not they surrender Securities for conversion as a result of the Company's exercise of its right to redeem Securities on or after December 15, 2000. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section
12.8 hereof, issue and deliver at such office or agency to such

Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article 12 and Cash, as provided in
Section 12.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

     All shares of Common Stock delivered upon such conversion of Securities that are Restricted Securities shall, if required, bear restrictive legends set forth in Section 2.6(e) and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such shares of Common Stock; provided, however, that the Trustee shall have provided, to the Company or to the transfer agent for such shares of Common Stock, prior to or concurrently with a request to the Company to deliver such shares of Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.


Section 12.3  Fractional Interests.
              --------------------

     No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this
Section 12.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not listed for trading thereon, then on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not listed for trading thereon, on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading) (such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

Section 12.4  Conversion Price.
              ----------------

     The conversion price per share of Common Stock issuable upon conversion of the Securities (the "Conversion Price") shall initially be $36.0525, subject to adjustment pursuant to Section 12.5.

Section 12.5  Adjustment Of Conversion Price.
              ------------------------------

     The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) In case the Company shall (i) make or pay a dividend (or other distribution) in shares of Common Stock on any class of Capital Stock of the Company, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (b) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

          (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

          (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price

(determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

          (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

     Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholder rights plans, then the Conversion Price will be adjusted only as provided in the following paragraphs.

     Each share of Common Stock issued upon conversion of Securities pursuant to this Article 12 shall be entitled to receive the appropriate number of Rights (as defined in the Rights Agreement) and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Rights Agreement between the Company and Harris Trust and Savings Bank (the "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities shall be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Section, there shall not be any adjustment to the conversion privilege or Conversion Price as a result of the issuance of such Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. In addition, in the event the Company amends the Rights Agreement or implements a replacement or successor stockholders' rights plan, such successor or amended rights plan must provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

           (i) are deemed to be transferred with such shares of Common Stock,

           (ii) are not exercisable, and

           (iii) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of this Section until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger

Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as thought it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

     (c) In case the Company or any subsidiary of the Company shall distribute to all holders of Common Stock, any of its assets, evidences of indebtedness, cash or other assets or shares of Capital Stock other than Common Stock (including securities, but other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

     (d) In case the Company or any subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with
(c) above, or cash distributed upon a merger or consolidation to which Section
12.6 applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and
(ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

     (e) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and
(ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 12.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment, pursuant to such subsection (d), has been made, exceeds 10% of the Company's market capitalization (defined as being the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares)) at the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

     For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

     (f) For the purpose of any computation under subsections (b), (c), (d) and
(e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "ex date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 12.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "ex date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal market or exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

     (g) In addition to the foregoing adjustments in subsections (a), (b), (c),
(d) and (e) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the price of the Notes; provided, that any provisions of this Indenture which conflict with such laws shall be deemed superseded by the provisions of such laws.

     (h) In any case in which this Section 12.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 12.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall become effective, pay to such Holder the appropriate Cash payment pursuant to Section 12.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such Conversion.

     (i) No adjustment in the Conversion price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Security Holder at his address as the same appears on the registry books of the Registrar.

     (k) In the event that the Company distributes rights or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of, and applicable to, the rights or warrants.

Section 12.6  Continuation Of Conversion Privilege In Case Of Reclassification,
              -----------------------------------------------------------------
              Change, Merger, Consolidation Or Sale Of Assets.
              -----------------------------------------------

     If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purpose of this Section 12.6, the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

     Neither the Trustee nor any agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 7.1 and 7.2 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.7  Notice Of Certain Events.
              ------------------------

     In case:

     (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

     (b) the Company shall authorize the granting to all holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

     (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

     (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 4.2 hereof, and shall cause to be mailed to each Holder of Securities, at its address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up. Neither the failure to give notice nor any defect therein shall affect the legality or validity of the events described in clauses (a) through (e) of this Section 12.7.

Section 12.8  Taxes On Conversion.
              -------------------

     The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

Section 12.9  Company To Provide Stock.
              ------------------------

     The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

     If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 12.9 shall be deemed to limit in any way the obligations of the Company provided in this Article 12.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

Section 12.10  Disclaimer Of Responsibility For Certain Matters.
               ------------------------------------------------

     Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 12.5(j) hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article 7 hereof, to comply with any of the covenants of the Company contained in this Article 12.

Section 12.11  Return Of Funds Deposited For Redemption Of Converted Securities.
               ----------------------------------------------------------------

     Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article 12, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent. All Securities delivered for conversion to the Trustee will be canceled by or at the direction of the Trustee.

                                  ARTICLE 13

                                 MISCELLANEOUS

Section 13.1   TIA Controls.
               ------------

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control; provided that this Section 13.1 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.


Section 13.2   Notices.
               -------

     Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

               PLATINUM technology, inc.
               1815 South Meyers Road
               Oakbrook Terrace, Illinois 60181
               Attention:  Chief Financial Officer Telecopy:(630) 691-0710
                           with a copy to General Counsel at (630)691-0454

     if to the Trustee:

               American National Bank and Trust Company of Chicago
               33 North LaSalle Street, 13th Floor   Chicago, IL 60690
               Attention:  Corporate Trust Division
               Telecopy: (312) 661-6491

     Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; the next Business Day, if by overnight courier; when receipt is acknowledged, if telecopied; and five Business

Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Security Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registry books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Security Holder or any defect in it shall not affect its sufficiency with respect to other Security Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3   Communications By Holders With Other Holders.
               --------------------------------------------

     Security Holders may communicate pursuant to TIA Section 312(b) with other Security Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.4   Certificate And Opinion As To Conditions Precedent.
               --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5   Statements Required In Certificate Or Opinion.
               ---------------------------------------------

     Each Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) A statement that, in opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.6   Rules By Trustee, Paying Agent, Registrar.
               -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Security Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7   Legal Holidays.
               --------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8   Governing Law.
               -------------

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 13.9   No Adverse Interpretation Of Other Agreements.
               ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10  No Recourse Against Others.
               --------------------------

     No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Holder of a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 13.11  Successors.
               ----------

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12  Duplicate Originals.
               -------------------

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 13.13  Severability.
               ------------

     In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14  Table Of Contents, Headings, Etc.
               ---------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15  Qualification Of Indenture.
               --------------------------

     If required by the TIA, the Company shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the

Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA. Notwithstanding anything to the contrary contained herein, the parties hereto shall be required to comply with the provisions of the TIA only to the extent required thereby.

                                  SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                  PLATINUM technology, inc.,
                                  a Delaware Corporation



                                  By: /s/ Andrew J. Filipowski
                                      ----------------------------------
                                  Name:   Andrew J. Filipowski
                                        --------------------------------
                                  Title:  President, CEO & CHAIRMAN
                                         -------------------------------
Attest: /s/ Larry Freedman
        --------------------
        Secretary


                                  American National Bank and Trust Company of
                                  Chicago, a national banking association

                                  as Trustee

                                  By:
                                      ----------------------------------
                                  Name:
                                        --------------------------------
                                  Title:
                                         -------------------------------

                                   EXHIBIT A

[For Global Security only:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW
YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO PLATINUM TECHNOLOGY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF

CHICAGO, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) OR 2(E) ABOVE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                              [FORM OF SECURITY]

                           PLATINUM technology, inc.

                 6.25% CONVERTIBLE SUBORDINATED NOTE DUE 2002

No.                                                      CUSIP No.______________
                                                                    $___________

     PLATINUM technology, inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of
________________ Dollars, on December 15, 2002.

     Interest Payment Dates: June 15 and December 15; commencing June 15, 1998.

     Record Dates:  June 1 and December 1.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                               PLATINUM technology, inc., a Delaware Corporation

[seal]
                               By:
                                   ------------------------------
                               Name:
                               Title:


Attest


By:
    ------------------------
Name:
Title:


This is one of the Securities described in the within-mentioned Indenture.


Dated:


AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee


By:
    ------------------------
      Authorized Signatory

                           PLATINUM technology, inc.

                  6.25% CONVERTIBLE SUBORDINATED NOTE DUE 2001

     [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/]

1.   INTEREST.

     PLATINUM technology, inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6.25% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 6.25% per annum compounded semi-annually.

     The Company will pay interest semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1998, until maturity, redemption, repurchase or conversion pursuant to the Indenture (as hereinafter defined). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from December 16, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such

--------------------

/1/This paragraph should only be added if the Security is issued in global form.

coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Holders must surrender Securities to a Paying Agent to collect principal payments.

3.   PAYING AGENT AND REGISTRAR.

     Initially, American National Bank and Trust Company, a national banking association (the "Trustee"), at its office located at 14 Wall Street, New York, New York 10005, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-Registrar.

4.   INDENTURE.

     The Company issued the Securities under an Indenture, dated as of December 15, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $150,000,000 ($172,500,000 if the Initial Purchasers exercise their over-allotment option in full).

5.   REDEMPTION.

     Subject to the provisions of Paragraph 7 of this Security, the Securities will not be subject to redemption prior to December 15, 2000. On or after December 15, 2000 the Securities will be redeemable at the option of the Company, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date.

     If redeemed during the 12-month period beginning December 15:

          Year                                              Redemption Price
          ----                                              ----------------
          2000............................................. 102.50 %
          2001 and thereafter.............................. 101.25

together, in each case, with accrued interest (including any Additional Amounts (as defined below) or Additional Interest) to the Redemption Date; provided that Securities that are Tax Affected Securities are also redeemable, in whole but not in part, under the circumstances described in Paragraph 7 of this Security, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date. Any such redemption will comply with
Article 3 of the Indenture.

     The Securities will not be subject to any sinking fund.

6.   PAYMENT OF ADDITIONAL AMOUNTS.

     The Company will pay to a Non-U.S. Holder of any Security such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein (each, a "Taxing Jurisdiction"), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Non-U.S. Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Non-U.S. Holder, if such Non-U.S. Holder is an estate, a trust, a partnership or a corporation) and the Taxing Jurisdiction, including, without limitation, such Non-U.S. Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen, domiciliary or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or (ii) such Non-U.S. Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States federal tax purposes, or a corporation which accumulates earnings to avoid United States federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Non-U.S. Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting concerning the nationality, residence, identity or connection with the United States of such Non-U.S. Holder (or beneficial owner of such Security), if compliance is required or imposed by a statute, treaty, regulation or administrative practice of the United States or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Security;

          (f) any tax, assessment or other governmental charge imposed on interest received by a Non-U.S. Holder actually or constructively holding 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

          (g) any tax, assessment or other governmental charge imposed on a Non-U.S. Holder that is a partnership or a fiduciary or other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the Holder of this Security; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) and (g).

     Notwithstanding the foregoing, the Company shall not be obligated to pay Additional Amounts in respect of payments becoming due on the Securities more than 15 days after the Redemption Date with respect to any redemption of the Securities described in Paragraph 7 of this Security to the extent that the Company's obligation to pay such Additional Amounts arises from the Tax Law Change that resulted in such redemption.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security such mention shall be deemed to include mention of the payment of Additional Amounts payable as described in the preceding paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security, and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

7.   REDEMPTION FOR TAX REASONS.

     If the Company determines that, principally as a result of a Tax Law Change, the Company is or would become obligated on the next succeeding Interest Payment Date to pay Additional Amounts to the Holder of any Security, as described in Paragraph 6 of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities in whole, but not in part, at any time, on giving not less than 20 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to, but excluding, the Redemption Date and any Additional Amounts then payable; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then made. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee
(a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel of recognized standing selected by the Company and reasonably acceptable to the Trustee to the effect that the circumstances referred to above in this paragraph exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in Paragraph 6.

8.   NOTICE OF REDEMPTION.

     In the event of a redemption pursuant to Paragraph 7 of this Security, notice of Redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in integral multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article 11 of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (including any Additional Amounts or Additional Interest) to the Redemption Date.

9.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiplies of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

13.  CONVERSION RIGHTS.

     Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Price per share of Common Stock of $36.0525, or at the adjusted Conversion Price per share then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Securities to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Securities.

14.  RANKING.

     Payment of principal, premium, if any, and interest (including any Additional Amounts or Additional Interest) on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

15.  REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL.

     If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including any Additional Amounts or Additional Interest), if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16.  SUCCESSORS.

     When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

18.  REGISTRATION RIGHTS AGREEMENT.

     The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of December 15, 1997, between the Company and the Initial Purchasers.

19.  RULE 144A INFORMATION.

     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined in the Indenture) to such Holder of Restricted Securities or such holder of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

20.  TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

21.  NO RECOURSE AGAINST OTHERS.

     No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

22.  AUTHENTICATION.

     The Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

23.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

24.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                              ASSIGNMENT FORM AND
                            CERTIFICATE OF TRANSFER


     To assign this Security fill in the form below:

     (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
       (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned confirms that such Securities are being transferred:

     CHECK ONE BOX BELOW

     [_]  to the Company or a subsidiary thereof; or

     [_]  pursuant to and in compliance with Rule 144A under the Securities Act;
          or

     [_] pursuant to and in compliance with Regulation S under the Securities Act; or

     [_]  pursuant to Rule 144 of the Securities Act; or

     [_]  pursuant to an effective registration statement; or

     [_]  pursuant to another available exemption under the Securities Act;

and unless the box below is checked, the undersigned confirms that such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [_]  the Securities are being transferred to an Affiliate.

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Article 10 of the Indenture, check the box: [_]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Article 10 of the Indenture, state the amount you want to be purchased: $________



Date:                         Signature:
      --------------------               ---------------------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Security)

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/2/


     The following exchanges of a part of this Global Security for definitive Securities have been made:

                                                            Principal
                   Amount of            Amount of           Amount of this      Signature of
                   decrease in          Increase in         Global Security     authorized
                   Principal Amount     Principal           following such      Trustee or
Date of            of this Global       Amount of this      decrease (or        Securities
Exchange           Security             Global Security     increase)           Custodian
---------------    ----------------     ---------------     ---------------     ------------










---------------

     /2/This schedule should only be added if the Security is issued in global form.

                                   EXHIBIT B

                           FORM OF CONVERSION NOTICE


To:  PLATINUM technology, inc.

     The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, into shares of Common Stock of PLATINUM technology, inc. in accordance with the terms of this Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:
       ----------------------

                                       -----------------------------------------
                                                      (Signature)


     Provide information below for registration of shares of Common Stock if to be issued, and of Securities if to be issued other than in the name of the registered holder.


----------------------------------
              (Name)


----------------------------------
         (Street Address)


----------------------------------
    City, State and Zip Code)
 (Please print name and address)


----------------------------------
(Social Security or other Taxpayer
Identifying Number)


                                       Principal Amount to be converted: (in an integral multiple of $1000, if less than all)

                                       $
                                        ----------------------------------------